UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  December 7, 2007

ITERIS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-08762	95-2588496
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1700 Carnegie Avenue, Suite 100, Santa Ana, California 92705
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code:  (949) 270-9400

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 5.03.                                          Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

The Board of Directors of Iteris, Inc. (the “Company”) approved the amendment of Sections 1 and 4 of Article V of the Company’s Bylaws, effective as of December 7, 2007, in connection with changes in Delaware law regarding uncertificated shares and to facilitate the Company’s eligibility to participate in a direct registration system by January 1, 2008, as required by the rules and regulations of the American Stock Exchange.  As amended, Section 1 of Article V of the Bylaws enables the Board of Directors to provide by resolution or resolutions that some or all of any or all classes or series of the Company’s stock shall be represented by uncertificated shares, but any such resolution shall not apply to shares represented by a certificate until such certificate is surrendered to the Company.  Previously, the Company’s Bylaws merely stated that every stockholder is entitled to have a certificate, signed by officers of the Company, certifying the number of shares owned by such stockholder.  Section 4 of Article V was amended to include provisions for the transfer of uncertificated shares.  A copy of the certificate of amendment to the Bylaws is attached as Exhibit 3.1 hereto.

Item 9.01.                                          Financial Statements and Exhibits.

(d)           Exhibits.

Exhibit No.	Description

3.1	Certificate of Amendment to Bylaws of Iteris, Inc. effective December 7, 2007

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 12, 2007

ITERIS, INC.,
a Delaware corporation

	By:	/S/ JAMES S. MIELE
James S. Miele
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

3.1	Certificate of Amendment to Bylaws of Iteris, Inc. effective December 7, 2007